Exhibit 99.1

Avnet Reports Fourth Quarter and Fiscal 2020 Financial Results

Quarterly revenues of $4.2 billion

Operating cash flow of $730 million for fiscal year 2020 and $288 million for the quarter

PHOENIX – August 6, 2020 – Avnet, Inc. (Nasdaq: AVT) today announced results for its fourth quarter and fiscal year ended June 27, 2020.

Fiscal Fourth Quarter Key Financial Highlights:

•	Sales of $4.2 billion, compared with $4.3 billion in the previous quarter and $4.7 billion in the prior year quarter.

•	GAAP diluted earnings per share from continuing operations of $0.53, compared with loss per share of $0.33 a year ago.

o	Non-GAAP adjusted diluted EPS of $0.64 compared with $0.95 a year ago.

o	GAAP and Non-GAAP diluted EPS was positively impacted by $0.42 from lower tax expense and $0.08 from lower interest expense and favorable foreign currency gains as compared to the prior quarter.

•	GAAP operating income totaled $1.9 million, compared with GAAP operating loss of $30 million a year ago.

o	Adjusted operating income of $42.9 million, compared with $156.3 million a year ago.

•	GAAP operating margin of 0.1%, compared with GAAP operating loss margin of (0.6)% a year ago.

o	Adjusted operating income margin was 1.0%, compared with 3.3% a year ago.

•	Cash flow from operations totaled $288 million in the quarter, up sequentially from $98 million in the previous quarter.

•	Adjusted operating expenses improved by $16 million compared to the previous quarter and by $7 million compared to the prior year quarter.

•	For fiscal year 2020, cash flow from continuing operations totaled $730 million, up $139 million from fiscal year 2019.

•	For fiscal year 2020, reduced debt by $296 million with net debt of $948 million at the end of the current fiscal year.

CEO Commentary

“In the fourth quarter, we delivered quarterly revenues above consensus and generated strong operating cash flow,” said Avnet Interim CEO Phil Gallagher. “Despite the challenges of the COVID-19 operating environment, we are committed to improving our bottom-line results. In fiscal year 2021, we will enhance our core distribution business capabilities, while helping our current and future supplier partners deploy their technologies to over two million customers.”

Gallagher continued, “I want to thank all of our employees for their continued dedication and commitment to Avnet, especially during the uncertainties of the pandemic. Our people’s health and safety remains our top priority. As we enter fiscal year 2021, we will work to manage our costs while still making investments in the business that will ensure we are well-positioned to benefit as the market recovers.”

Key Financial Metrics

($ in millions, except per share data)

Fourth Quarter Results (GAAP)
	Jun – 20	Jun – 19	Change Y/Y		Mar – 20	Change Q/Q
Sales	$4,159.7	$4,680.9	(11.1)%		$4,309.8	(3.5)%
Operating Income (Loss)	1.9	(30.0)	106.4%		(115.8)	101.7%
Operating Income (Loss) Margin	0.1%	(0.6)%	69	bps	(2.7)%	274	bps
Diluted Earnings (Loss) Per Share	$0.53	$(0.33)	260.6%		$(1.29)	141.1%

Fourth Quarter Results (Non-GAAP)(1)
	Jun – 20	Jun – 19	Change Y/Y		Mar – 20	Change Q/Q
Sales	$4,159.7	$4,680.9	(11.1)%		$4,309.8	(3.5)%
Adjusted Operating Income	42.9	156.3	(72.5)%		70.4	(39.0)%
Adjusted Operating Income Margin	1.0%	3.3%	(231)	bps	1.6%	(60)	bps
Adjusted Diluted Earnings Per Share	$0.64	$0.95	(32.6)%		$0.38	68.4%

Segment and Geographical Mix
	Jun – 20	Jun – 19	Change Y/Y		Mar – 20	Change Q/Q
Electronic Components (EC) Sales	$3,867.6	$4,337.5	(10.8)%		$3,974.7	(2.7)%
EC Operating Income Margin	1.5%	3.3%	(173	)bps	2.1%	(61)	bps
Farnell Sales	$292.1	$343.4	(15.0)%		$335.1	(12.9)%
Farnell Operating Income Margin	3.6%	9.7%	(610	)bps	7.0%	(340)	bps
Americas Sales	$1,149.3	$1,266.3	(9.2)%		$1,203.6	(4.5)%
EMEA Sales	1,344.2	1,638.5	(18.0)%		1,512.5	(11.1)%
Asia Sales	1,666.2	1,776.1	(6.2)%		1,593.7	4.6%

(1)	A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the “Non-GAAP Financial Information” section of this press release.

CFO Commentary

“During the fourth quarter, we delivered sales of $4.2 billion and adjusted diluted EPS of $0.64 despite the uncertain environment,” said Avnet CFO Tom Liguori. “Our business operations and finance teams worked diligently throughout the quarter to optimize our working capital and deliver value to our customers. Our quarterly cash flow from operations totaled $288 million, which marks the 7th consecutive quarter of positive cash flow. For fiscal year 2020, our operating cash flow totaled $730 million.”

Liguori continued, “While taking steps to conserve cash in the quarter, we also reduced adjusted operating expenses by $16 million sequentially and by $7 million year over year. Looking ahead, as we evaluate the economic impact of COVID-19 and the current demand environment, we are establishing a plan to reduce our net operating expenses by $75 million annually. This plan will be in place by the December quarter, and we will implement it while continuing to optimize our working capital levels.”

Additional Fourth Quarter Fiscal 2020 Updates

•	Awarded the Cypress Semiconductor product line by Infineon, further expanding the breadth of our line card.

•	Redeemed $300 million of outstanding 5.875% notes in April 2020.

•	Returned $21 million to shareholders with dividends paid during the quarter.

•	Recorded an income tax refund receivable of over $100 million related to the reduction in value in certain assets and from the impact of the CARES Act, most of which is expected to be realized in fiscal 2021.

Outlook for the First Quarter of Fiscal 2021 Ending on October 3, 2020

	Guidance Range	Midpoint
Sales	$3.8B – $4.2B	$4.0	B
Non-GAAP Diluted EPS(1)	$0.00 – $0.16	$0.08
Estimated Annual Tax Rate	17% – 21%	19%

(1)	A reconciliation of non-GAAP guidance to GAAP guidance is presented in the “Non-GAAP Financial Information” section of this press release.

The above guidance is based upon market conditions existing as of today, and excludes amortization of intangibles, any potential restructuring, integration, and other expenses and certain income tax adjustments. The above guidance assumes 100 million average diluted shares outstanding and average U.S. Dollar to Euro and GBP currency exchange rates are as shown below:

	Q1 Fiscal
	2021	Q4 Fiscal	Q1 Fiscal
	Guidance	2020	2020
US to Euro	$1.16	$1.10	$1.11
US to GBP	$1.30	$1.24	$1.23

Today’s Conference Call and Webcast Details

Avnet will host a quarterly webcast and teleconference today at 1:30 p.m. PDT and 4:30 p.m. EDT to discuss its financial results and provide a corporate update. The webcast can be accessed via Avnet’s Investor Relations web page at: www.ir.avnet.com, or from the following link Avnet Earnings Call Webcast and Slides.

Those who would still like to participate in the live call can dial 877-407-8112 or 201-689-8840. A replay of the conference call will be available for 30 days, through September 5 at 5:00 p.m. EDT, and can be accessed by dialing: 877-660-6853 or 201-612-7415 and using Conference ID: 13705277. The webcast will be available for 90 days.

Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “intend,” “estimate,” “forecast,” “expect,” “feel,” “believe,” “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance, business prospects or market conditions. Actual results may differ materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the scope and duration of the COVID-19 outbreak and its impact on global economic systems, financial markets and Avnet’s operations, employees, customers and supply chain; Avnet’s ability to retain and grow market share and to generate additional cash flow; risks associated with any acquisition activities and the successful integration of acquired companies; implementing and maintaining IT systems; supplier losses and changes to supplier programs; an industry down-cycle in electronic components including semiconductors; declines in sales; changes in business conditions and the economy in general; disruptions to the business resulting from pandemics, epidemics or other health related crisis (such as COVID-19 outbreak); changes in market demand and pricing pressures; any material changes in the allocation of product or price discounts by suppliers; and other competitive and/or regulatory factors affecting the businesses of Avnet generally. More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including Avnet’s reports on Form 10-K, Form 10-Q and Form 8-K. Except as required by law, Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Avnet

Avnet is a global electronic components distributor with extensive design, product, marketing and supply chain expertise for customers and suppliers at every stage of the product lifecycle. For nearly a century, Avnet has helped its customers and suppliers around the world realize the transformative possibilities of technology. Learn more about Avnet at www.avnet.com. (AVT_IR)

Investor Relations Contacts

Joe Burke, 480-643-7431

Joseph.Burke@avnet.com

Kensey Biggs, 480-643-7053

kcb@abmac.com

Media Relations Contact

Jeanne Forbis, 480-643-7499

jeanne.forbis@avnet.com

AVNET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Fourth Quarters Ended		Years Ended
	June 27,	June 29,	June 27,	June 29,
	2020	2019	2020	2019
	(Thousands, except per share data)
Sales	$4,159,700	$4,680,909	$17,634,333	$19,518,592
Cost of sales	3,684,629	4,085,784	15,570,877	17,032,490
Gross profit	475,071	595,125	2,063,456	2,486,102
Selling, general and administrative expenses	451,099	459,611	1,842,122	1,874,651
Restructuring, integration, impairment and other expenses	22,052	165,554	225,962	245,540
Operating income (loss)	1,920	(30,040)	(4,628)	365,911
Other income (expense), net	7,425	1,807	(737)	11,231
Interest and other financing expenses, net	(25,489)	(34,810)	(122,742)	(134,874)
Income (loss) from continuing operations before taxes	(16,144)	(63,043)	(128,107)	242,268
Income tax (benefit) expense	(68,304)	(27,915)	(98,574)	62,157
Income (loss) from continuing operations, net of tax	52,160	(35,128)	(29,533)	180,111
Income (loss) from discontinued operations, net of tax	–	3,292	(1,548)	(3,774)
Net income (loss)	$52,160	$(31,836)	$(31,081)	$176,337

Earnings (loss) per share - basic:
Continuing operations	$0.53	$(0.33)	$(0.29)	$1.64
Discontinued operations	–	0.03	(0.02)	(0.03)
Net income (loss) per share basic	$0.53	$(0.30)	$(0.31)	$1.61

Earnings (loss) per share - diluted:
Continuing operations	$0.53	$(0.33)	$(0.29)	$1.63
Discontinued operations	–	0.03	(0.02)	(0.04)
Net income (loss) per share diluted	$0.53	$(0.30)	$(0.31)	$1.59

Shares used to compute earnings per share:
Basic	98,855	105,615	100,474	109,820
Diluted	99,025	105,615	100,474	110,798
Cash dividends paid per common share	$0.21	$0.20	$0.84	$0.80

AVNET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 27,	June 29,
	2020	2019
	(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$477,038	$546,105
Receivables, net	2,928,386	3,168,369
Inventories	2,731,988	3,008,424
Prepaid and other current assets	191,394	153,438
Total current assets	6,328,806	6,876,336
Property, plant and equipment, net	404,607	452,171
Goodwill	773,734	876,728
Intangible assets, net	65,437	143,520
Operating lease assets	275,917	–
Other assets	256,696	215,801
Total assets	$8,105,197	$8,564,556

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$51	$300,538
Accounts payable	1,754,078	1,864,342
Accrued expenses and other	472,924	413,696
Short-term operating lease liabilities	53,313	–
Total current liabilities	2,280,366	2,578,576
Long-term debt	1,424,791	1,419,922
Long-term operating lease liabilities	253,719	–
Other liabilities	419,923	425,585
Total liabilities	4,378,799	4,424,083
Shareholders’ equity	3,726,398	4,140,473
Total liabilities and shareholders’ equity	$8,105,197	$8,564,556

AVNET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Years Ended
	June 27, 2020	June 29, 2019
	(Thousands)
Cash flows from operating activities:
Net (loss) income	$(31,081)	$176,337
Less: Loss from discontinued operations, net of tax	(1,548)	(3,774)
Income (loss) from continuing operations	(29,533)	180,111

Non-cash and other reconciling items:
Depreciation	101,100	97,160
Amortization	81,139	83,682
Amortization of operating lease assets	60,656	—
Deferred income taxes	(34,264)	33,801
Stock-based compensation	26,832	30,098
Goodwill, long-lived, intangible asset and other impairments	144,092	192,083
Other, net	45,049	(21,265)
Changes in (net of effects from businesses acquired and divested):
Receivables	221,486	464,981
Inventories	266,791	81,929
Accounts payable	(106,990)	(377,855)
Accrued expenses and other, net	(46,176)	(173,671)
Net cash flows provided by operating activities - continuing operations	730,182	591,054
Net cash flows used for operating activities - discontinued operations	—	(56,284)
Net cash flows provided by operating activities	730,182	534,770

Cash flows from financing activities:
Borrowings (repayments) under accounts receivable securitization, net	(227,300)	122,300
Borrowings (repayments) under bank credit facilities and other debt, net	(2,123)	(61,738)
Borrowings (repayments) under senior unsecured credit facility, net	223,058	505
Repayments of public notes	(302,038)	—
Repurchases of common stock	(237,842)	(568,712)
Dividends paid on common stock	(83,975)	(87,158)
Other, net	(14,330)	12,127
Net cash flows used for financing activities - continuing operations	(644,550)	(582,676)
Net cash flows used for financing activities	(644,550)	(582,676)

Cash flows from investing activities:
Purchases of property, plant and equipment	(73,516)	(122,690)
Acquisitions of businesses, net of cash acquired	(51,509)	(56,417)
Other, net	(9,992)	30,422
Net cash flows used for investing activities - continuing operations	(135,017)	(148,685)
Net cash flows provided by investing activities - discontinued operations	—	123,473
Net cash flows used for investing activities	(135,017)	(25,212)
Effect of currency exchange rate changes on cash and cash equivalents	(19,682)	(1,902)
Cash and cash equivalents:
— decrease	(69,067)	(75,020)
— at beginning of period	546,105	621,125
— at end of period	$477,038	$546,105

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also discloses certain non-GAAP financial information including (i) adjusted operating income, (ii) adjusted operating expenses, (iii) adjusted other income (expense), (iv) adjusted income tax expense, (v) adjusted income from continuing operations, (vi) adjusted diluted earnings per share from continuing operations, and (vii) sales adjusted for the impact of significant acquisitions and other items (as defined in the Organic Sales section of this document).

There are also references to the impact of foreign currency in the discussion of the Company’s results of operations. When the U.S. Dollar strengthens and the stronger exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is a decrease in U.S. Dollars of reported results. Conversely, when the U.S. Dollar weakens and the weaker exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is an increase in U.S. Dollars of reported results. In the discussion of the Company’s results of operations, results excluding this impact are referred to as “constant currency.” Management believes organic sales and sales in constant currency are useful measures for evaluating current period performance as compared with prior periods and for understanding underlying trends. In order to determine the translation impact of changes in foreign currency exchange rates on sales, income or expense items for subsidiaries reporting in currencies other than the U.S. Dollar, the Company adjusts the average exchange rates used in current periods to be consistent with the average exchange rates in effect during the comparative period.

Management believes that operating income and operating expenses adjusted for restructuring, integration and other expenses, goodwill and intangible asset impairment expenses and amortization of acquired intangible assets and other, are useful measures to help investors better assess and understand the Company’s operating performance. This is especially the case when comparing results with previous periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of Avnet’s normal operating results or non-cash in nature. Management analyzes operating income and operating expenses without the impact of these items as an indicator of ongoing margin performance and underlying trends in the business. Management also uses these non-GAAP measures to establish operational goals and, in most cases, for measuring performance for compensation purposes. Management measures operating income for its reportable segments excluding restructuring, integration and other expenses, goodwill and intangible asset impairment expenses and amortization of acquired intangible assets and other.

Additional non-GAAP metrics management uses is adjusted operating income margin, which is defined as adjusted operating income (as defined above) divided by sales.

Management also believes income tax expense (benefit), income from continuing operations and diluted earnings (loss) per share from continuing operations adjusted for the impact of the items described above and certain items impacting other income (expense) and income tax expense (benefit) are useful to investors because they provide a measure of the Company’s net profitability on a more comparable basis to historical periods and provide a more meaningful basis for forecasting future performance. Adjustment to income tax expense (benefit) and the effective income tax rate include the effect of changes in tax laws including recent tax law changes in the U.S., certain changes in valuation allowances and unrecognized tax benefits, income tax audit settlements and adjustments to the adjusted interim effective tax rate based upon the expected annual adjusted effective tax rate. Additionally, because of management’s focus on generating shareholder value, of which net profitability is a primary driver, management believes income from continuing operations and diluted earnings (loss) per share from continuing operations excluding the impact of these items provides an important measure of the Company’s net profitability for the investing public.

Any analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, results presented in accordance with GAAP. All amounts below relate to Avnet’s continuing operations.

		Quarters Ended
	Fiscal Year to Date	June 27,	March 28,	December 29,	September 29,
	2020*	2020*	2020*	2019*	2019*
	($ in thousands, except per share amounts)
GAAP selling, general and administrative expenses - continuing operations	$1,842,122	$451,099	$469,646	$464,873	$456,503
Amortization of intangible assets and other - continuing operations	(81,555)	(18,952)	(21,071)	(21,454)	(20,078)
Adjusted operating expenses - continuing operations	1,760,567	432,147	448,576	443,419	436,426

GAAP operating (loss) income - continuing operations	$(4,628)	$1,920	$(115,760)	$46,475	$62,738
Restructuring, integration and other expenses - continuing operations	81,870	23,796	19,211	14,265	24,598
Goodwill and intangible asset impairment expenses (benefits) - continuing operations	144,092	(1,744)	145,836	—	—
Amortization of intangible assets and other - continuing operations	81,555	18,952	21,071	21,454	20,078
Adjusted operating income - continuing operations	302,889	42,924	70,358	82,194	107,414

GAAP (loss) income before income taxes- continuing operations	$(128,107)	$(16,144)	$(158,086)	$12,086	$34,038
Restructuring, integration and other expenses - continuing operations	81,870	23,796	19,211	14,265	24,598
Goodwill and intangible asset impairment expenses (benefits) - continuing operations	144,092	(1,744)	145,836	—	—
Amortization of intangible assets and other - continuing operations	81,555	18,952	21,071	21,454	20,078
Other expenses and early debt redemption - continuing operations	21,582	2,054	15,526	4,002	—
Adjusted income before income taxes - continuing operations	200,992	26,914	43,558	51,807	78,713

GAAP income tax expense (benefit) - continuing operations	$(98,574)	$(68,304)	$(29,425)	$6,870	$(7,714)
Restructuring, integration and other expenses - continuing operations	18,648	4,659	4,372	3,377	6,240
Goodwill and intangible asset impairment expenses - continuing operations	6,433	207	6,226	—	—
Amortization of intangible assets and other - continuing operations	16,119	3,613	4,307	3,964	4,235
Other expenses and early debt redemption - continuing operations	6,238	506	4,992	740	—
Income tax benefit (expense) items, net - continuing operations	47,655	22,996	15,119	(4,071)	13,611
Adjusted income tax (benefit) expense - continuing operations	(3,481)	(36,323)	5,591	10,880	16,372

GAAP (loss) income - continuing operations	$(29,533)	$52,160	$(128,661)	$5,216	$41,752
Restructuring, integration and other expenses (net of tax) - continuing operations	63,222	19,137	14,839	10,888	18,358
Goodwill and intangible asset impairment expenses (benefits) (net of tax) - continuing operations	137,659	(1,951)	139,610	—	—
Amortization of intangible assets and other (net of tax) - continuing operations	65,436	15,339	16,764	17,490	15,843
Other expenses and early debt redemption (net of tax) - continuing operations	15,344	1,548	10,534	3,262	—
Income tax (benefit) expense items, net - continuing operations	(47,655)	(22,996)	(15,119)	4,071	(13,611)
Adjusted income - continuing operations	204,473	63,237	37,967	40,927	62,341

GAAP diluted (loss) earnings per share - continuing operations	$(0.29)	$0.53	$(1.29)	$0.05	$0.40
Restructuring, integration and other expenses (net of tax) - continuing operations	0.63	0.19	0.15	0.11	0.18
Goodwill and intangible asset impairment expenses (benefits) (net of tax) - continuing operations	1.37	(0.02)	1.39	—	—
Amortization of intangible assets and other (net of tax) - continuing operations	0.65	0.15	0.17	0.17	0.15
Other expenses and early debt redemption (net of tax) - continuing operations	0.15	0.02	0.11	0.03	—
Income tax (benefit) expense items, net - continuing operations	(0.47)	(0.23)	(0.15)	0.04	(0.13)
Adjusted diluted EPS - continuing operations	2.04	0.64	0.38	0.40	0.60

* May not foot/ cross foot due to rounding and differences in average diluted shares between quarterly periods compared to the fiscal year to date.

	Fiscal	Quarters Ended
	Year to Date	June 29,	March 30,	December 29,	September 29,
	2019*	2019*	2019*	2018*	2018
	($ in thousands, except per share amounts)
GAAP selling, general and administrative expenses - continuing operations	$1,874,651	$459,611	$468,171	$471,723	$475,146
Amortization of intangible assets and other - continuing operations	(84,257)	(20,737)	(22,080)	(20,513)	(20,927)
Adjusted operating expenses - continuing operations	1,790,393	438,872	446,092	451,210	454,219

GAAP operating income (loss) - continuing operations	$365,911	$(30,040)	$153,085	$96,050	$146,816
Restructuring, integration and other expenses - continuing operations	108,144	28,158	2,939	62,260	14,788
Goodwill impairment expense - continuing operations	137,396	137,396	—	—	—
Amortization of intangible assets and other - continuing operations	84,257	20,737	22,080	20,513	20,927
Adjusted operating income - continuing operations	695,708	156,252	178,103	178,823	182,531

GAAP income (loss) before income taxes- continuing operations	$242,268	$(63,043)	$125,563	$64,916	$114,831
Restructuring, integration and other expenses - continuing operations	108,144	28,158	2,939	62,260	14,788
Goodwill impairment expense - continuing operations	137,396	137,396	—	—	—
Amortization of intangible assets and other - continuing operations	84,257	20,737	22,080	20,513	20,927
Other expenses - continuing operations	509	509	—	—	—
Adjusted income before income taxes - continuing operations	572,574	123,758	150,581	147,689	150,546

GAAP income tax expense (benefit) - continuing operations	$62,157	$(27,915)	$30,628	$28,141	$31,302
Restructuring, integration and other expenses - continuing operations	26,746	7,455	306	15,665	3,320
Goodwill impairment expense - continuing operations	18,566	18,566	—	—	—
Amortization of intangible assets and other - continuing operations	17,986	4,382	4,747	4,379	4,478
Other expenses - continuing operations	57	57	—	—	—
Income tax (expense) benefit items, net - continuing operations	(8,143)	20,896	(4,059)	(16,742)	(8,238)
Adjusted income tax expense - continuing operations	117,369	23,441	31,622	31,443	30,862

GAAP income (loss) - continuing operations	$180,111	$(35,128)	$94,935	$36,775	$83,529
Restructuring, integration and other expenses (net of tax) - continuing operations	81,398	20,703	2,633	46,595	11,468
Goodwill impairment expense (net of tax) - continuing operations	118,830	118,830	—	—	—
Amortization of intangible assets and other (net of tax) - continuing operations	66,271	16,355	17,333	16,134	16,449
Other expenses (net of tax) - continuing operations	452	452	—	—	—
Income tax expense (benefit) items, net - continuing operations	8,143	(20,896)	4,059	16,742	8,238
Adjusted income - continuing operations	455,205	100,316	118,960	116,246	119,684

GAAP diluted earnings (loss) per share - continuing operations	$1.63	$(0.33)	$0.87	$0.33	$0.72
Restructuring, integration and other expenses (net of tax) - continuing operations	0.74	0.20	0.02	0.42	0.10
Goodwill impairment expense (net of tax) - continuing operations	1.07	1.13	—	—	—
Amortization of intangible assets and other (net of tax) - continuing operations	0.60	0.15	0.16	0.14	0.14
Other expenses (net of tax) - continuing operations	—	—	—	—	—
Income tax expense (benefit) items, net - continuing operations	0.07	(0.20)	0.04	0.15	0.07
Adjusted diluted EPS - continuing operations	4.11	0.95	1.09	1.04	1.03

* May not foot/cross foot due to rounding and differences in average diluted shares between quarterly periods compared to the fiscal year to date.

Organic Sales

Organic sales is defined as sales adjusted for the impact of significant acquisitions, divestitures and other items by adjusting Avnet’s prior and current (if necessary) periods to include the sales of acquired businesses and exclude the sales of divested businesses as if the acquisitions and divestitures had occurred at the beginning of the earliest period presented. Organic sales in constant currency is defined as organic sales (as defined above) excluding the impact of changes in foreign currency exchange rates.

The following table presents reported and organic sales growth rates for the fourth quarter and full year of fiscal 2020 compared to fiscal 2019.

	Fourth Quarters Ended
				As Reported
	Sales	Sales	As Reported	and Organic
	as Reported	as Reported	and	Year-Year %
	and Organic	and Organic	Organic	Change in
	Fiscal	Fiscal	Year-Year	Constant
	2020	2019	% Change	Currency
	(Dollars in millions)
Avnet	$4,159.7	$4,680.9	(11.1)%	(10.4)%
Avnet by region
Americas	$1,149.3	$1,266.3	(9.2)%	(9.2)%
EMEA	1,344.2	1,638.5	(18.0)	(16.2)
Asia	1,666.2	1,776.1	(6.2)	(6.0)
Avnet by operating group
EC	$3,867.6	$4,337.5	(10.8)%	(10.2)%
Farnell	292.1	343.4	(15.0)	(13.0)

	Fiscal Years Ended
				As Reported
	Sales	Sales	As Reported	and Organic
	as Reported	as Reported	and	Year-Year %
	and Organic	and Organic	Organic	Change in
	Fiscal	Fiscal	Year-Year	Constant
	2020	2019	% Change	Currency
	(Dollars in millions)
Avnet	$17,634.3	$19,518.6	(9.7)%	(8.7)%
Avnet by region
Americas	$4,755.3	$5,135.8	(7.4)%	(7.4)%
EMEA	5,753.4	6,762.9	(14.9)	(12.4)
Asia	7,125.6	7,619.9	(6.5)	(6.5)
Avnet by operating group
EC	$16,340.1	$18,060.3	(9.5)%	(8.7)%
Farnell	1,294.2	1,458.3	(11.3)	(9.5)

Historical Segment Financial Information

		Fiscal Year 2020
		Quarters Ended
		Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	Fiscal Year	June 27,	March 28,	December 28,	September 28,
	2020*	2020*	2020*	2019	2019
	(in millions)
Sales:
Electronic Components	$16,340.1	$3,867.6	$3,974.7	$4,203.6	$4,294.2
Farnell	1,294.2	292.1	335.1	331.2	335.8
Avnet	$17,634.3	$4,159.7	$4,309.8	$4,534.8	$4,630.0

Operating income (loss):
Electronic Components	$349.1	$58.9	$84.8	$93.1	$112.3
Farnell	75.5	10.4	23.4	20.0	21.8
	424.6	69.3	108.2	113.1	134.1
Corporate expenses	(121.6)	(26.3)	(37.8)	(30.9)	(26.7)
Restructuring, integration and other expenses	(81.9)	(23.8)	(19.2)	(14.3)	(24.6)
Goodwill and intangible asset impairment expenses	(144.1)	1.7	(145.8)	—	—
Amortization of acquired intangible assets and other	(81.6)	(19.0)	(21.1)	(21.4)	(20.1)
Avnet operating (loss) income	$(4.6)	$1.9	$(115.8)	$46.5	$62.7

Sales by geographic area:
Americas	$4,755.3	$1,149.3	$1,203.6	$1,186.6	$1,215.8
EMEA	5,753.4	1,344.2	1,512.5	1,425.8	1,470.9
Asia	7,125.6	1,666.2	1,593.7	1,922.4	1,943.3
Avnet	$17,634.3	$4,159.7	$4,309.8	$4,534.8	$4,630.0

		Fiscal Year 2019
		Quarters Ended
		Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	Fiscal Year	June 29,	March 30,	December 29,	September 29,
	2019*	2019	2019	2018	2018
	(in millions)
Sales:
Electronic Components	$18,060.3	$4,337.5	$4,331.3	$4,680.7	$4,710.8
Farnell	1,458.3	343.4	367.5	368.3	379.1
Avnet	$19,518.6	$4,680.9	$4,698.8	$5,049.0	$5,089.9

Operating income:
Electronic Components	$614.9	$141.1	$153.3	$158.6	$161.9
Farnell	159.3	33.2	45.7	39.6	40.8
	774.2	174.3	199.0	198.2	202.7
Corporate expenses	(78.5)	(18.0)	(20.9)	(19.4)	(20.2)
Restructuring, integration and other expenses	(108.1)	(28.2)	(2.9)	(62.3)	(14.8)
Goodwill and impairment expenses	(137.4)	(137.4)	—	—	—
Amortization of acquired intangible assets and other	(84.3)	(20.7)	(22.1)	(20.5)	(20.9)
Avnet operating income (loss)	$365.9	$(30.0)	$153.1	$96.0	$146.8

Sales by geographic area:
Americas	$5,135.8	$1,266.3	$1,297.2	$1,300.4	$1,271.8
EMEA	6,762.9	1,638.5	1,740.9	1,668.6	1,714.9
Asia	7,619.9	1,776.1	1,660.7	2,080.0	2,103.2
Avnet	$19,518.6	$4,680.9	$4,698.8	$5,049.0	$5,089.9

* May not foot/cross foot due to rounding

Guidance Reconciliation

The following table presents the reconciliation of non-GAAP adjusted diluted earnings per share guidance to the expected GAAP diluted earnings (loss) per share guidance for the first quarter of fiscal 2021.

	Low End of	High End of
	Guidance Range	Guidance Range
Adjusted diluted earnings per share guidance	$—	$0.16
Restructuring, integration and other expense (net of tax)	(0.24)	(0.11)
Amortization of intangibles and other (net of tax)	(0.10)	(0.07)
Income tax expense adjustments	(0.05)	0.05
GAAP diluted (loss) earnings per share guidance	$(0.39)	$0.03